Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Leen Simonet	IMMEDIATE
(408) 764-4161	February 12, 2008
No. 1149

Coherent, Inc. announces intent to repurchase up to $225 million of its common stock through a modified “Dutch Auction” tender offer

SANTA CLARA, Calif., February 12, 2008—Coherent, Inc. (Santa Clara: COHR.PK) today announced that it expects to commence a modified “Dutch Auction” tender offer to purchase up to 7,628,000 shares of its common stock at a price per share not less than $26 and not greater than $29.50. The tender offer is expected to begin on February 15, 2008, and to expire on March 17, 2008, unless extended. The number of shares proposed to be purchased in the tender offer represents approximately 24.2 percent of Coherent’s currently outstanding shares. Tenders of shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to that time.

Upon the terms and subject to the conditions of the tender offer, Coherent’s stockholders will have the opportunity to tender some or all of their shares at a price within the $26 to $29.50 per share range. Based on the number of shares tendered and the prices specified by the tendering stockholders, Coherent will determine the lowest per-share price within the range that will enable it to buy 7,628,000 million shares, or such lesser number of shares that are tendered and not withdrawn. All shares accepted in the tender offer will be purchased at the same price per share even if the stockholder tendered at a lower price. If stockholders tender more than 7,628,000 million shares at or below the purchase price per share, Coherent will purchase the shares tendered at or below the determined purchase price by those stockholders, subject to proration and certain other factors.

The tender offer will not be contingent upon any minimum number of shares being tendered. The tender offer, however, will be subject to certain conditions. None of Coherent, its board of directors, the dealer manager, the depositary, or the information agent is making any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase by Coherent. The terms and conditions of the tender offer will be described in an offer to purchase (the “Offer to Purchase”) and related letter of transmittal (the “Letter of Transmittal”) to be distributed to holders of Coherent common stock.

Coherent’s directors and executive officers have advised Coherent that they do not intend to tender any of their shares in the tender offer.  Additionally, Coherent may repurchase up to an additional $25 million worth of its common stock following the completion or termination of the tender offer and terminating no later than February 11, 2009 under its stock repurchase program.

Merrill Lynch & Co. will act as dealer manager for the tender offer. The information agent is Georgeson Shareholder Communications Inc., and the depositary is American Stock Transfer & Trust Company. The Offer to Purchase, the Letter of Transmittal and related documents shortly will be mailed to stockholders of record and also will be made available for distribution to beneficial owners of Coherent’s common stock. For questions and information, please call the information agent toll-free at 1-877-868-4962.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF COHERENT INC. COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT COHERENT WILL DISTRIBUTE TO ITS STOCKHOLDERS AFTER COHERENT, INC. FILES WITH THE SECURITIES AND EXCHANGE COMMISSION ITS “SCHEDULE TO” AND OFFER TO PURCHASE. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER.  AFTER COHERENT, INC. FILES ITS “SCHEDULE TO” AND OFFER TO PURCHASE WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2008, STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON “SCHEDULE TO,” THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT COHERENT WILL BE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT FOR THE TENDER OFFER, AT 1-877-868-4962. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

Forward Looking Statements

This press release contains forward-looking statements, as defined under the Federal securities laws.  These forward-looking statements include statements regarding Coherent’s expectation regarding the timing for filing its Schedule TO, Offer to Purchase and other tender offer documents and launching and completing its common stock tender offer.  These forward-looking statements are not guarantees and are subject to risks, uncertainties and assumptions that could cause the timing of the filing of the Schedule TO, Offer to Purchase and other tender documents and launching and completing the tender offer to differ materially and adversely from the timing expressed in the forward-looking statements in this press release.  Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with the completion of the review and preparation of such filings and the review and completion of our application by the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to Coherent’s expectations as of the date hereof.  Coherent undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Notwithstanding anything in this press release, the safe harbor protections of the Private Securities Litigation Reform Act of 1995, do not apply to statements made in connection with a tender offer.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets.

Please direct any questions to Leen Simonet, Executive Vice President and Chief Financial Officer at 408-764-4161.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California  95056–0980 . Telephone (408) 764-4000